DECLARATION AND CERTIFICATE OF INCORPORATION

                                AND CHARTER OF

           FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

                    UNDER SECTION 1201 OF THE INSURANCE LAW
                           OF THE STATE OF NEW YORK



          We, the undersigned, being natural persons each of whom is at least eighteen years of age and citizens of the United States and at least three of whom are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in paragraphs "1", "2", and "3" of Section 1113(a) of the Insurance Law of the State of New York and the kinds of reinsurance authorized under
Section 1114 of the Insurance Law of the State of New York and we do hereby certify that the following is the proposed Charter of the Corporation:

                                  ARTICLE I.

The name of the Corporation is First Golden American Life Insurance Company of New York.
                                  ARTICLE II.

          The principal office of the Corporation shall be located in the County of Westchester, State of New York.



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                                 ARTICLE III.

          SECTION 1. The kinds of insurance business to be transacted by the Corporation shall be as follows:

                              (1) "Life Insurance," meaning every insurance upon the lives of human beings and every insurance appertaining thereto, including, without limitation, the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or

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                       under dividend options may be
                       allocated by the insurer to one or more separate accounts pursuant to Section four thousand two hundred forty of the Insurance Law of the State of New York.

                              (2) "Annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph one hereof. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to Section four thousand two hundred forty of the Insurance Law of the State of New York.

                              (3)  "Accident and Health Insurance," meaning
                       (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily

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                       injury, including insurance providing disability
                       benefits pursuant to Article IX of the Workers' Compensation Law of the State of New York, except as specified in item (ii) hereof; and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

                              (4)  "Reinsurance," meaning all kinds of
                       reinsurance of the kinds of insurance permitted in paragraphs 1, 2, and 3 of Section 1113(a) of the Insurance Law of the State of New York as authorized by
                       Section 1114 of the Insurance Law of the State of New
                       York

and such other insurance or other business as a stock life insurance company now is or hereinafter may be permitted to transact under Section 1714 of the Insurance Law of the State of New York and under any other section of the Insurance Law of the State of New York and under any other applicable law and for

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
which the Corporation shall have the required capital and surplus.

          SECTION 2. The foregoing enumeration of specific kinds of insurance shall not be held to limit or restrict the powers of the Corporation to carry on any other business to the extent necessarily or properly incidental to such kinds of insurance.

          SECTION 3. The Corporation shall have full power and authority to cede reinsurance of any risks taken by it subject to the Insurance Law of the State of New York and the rules and regulations of the Insurance Department of the State of New York.

                                  ARTICLE IV.

          The Board of Directors of the Corporation (the "Board") shall consist of not less than 9 nor more than 21 members, provided however that the number of directors shall be increased to not less than 13 members within one year following the end of the calendar year in which the Corporation's admitted assets exceed $500,000,000. Each director shall be at least eighteen years of age and at all times a majority shall be citizens and residents of the United States and not less than three shall be residents of the State of New York. At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any company controlling, controlled by, or under common control with the Corporation and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company.

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The directors shall not be
required to hold any shares of stock in the Corporation.

                                  ARTICLE V.

          The mode and manner in which the corporate powers of the Corporation shall be exercised are through the Board and through such Committees of the Board, officers and agents as the Board and the By-Laws of the Corporation shall empower.

                                  ARTICLE VI.

          The following named persons shall be the first directors of the Corporation who shall serve until the first Annual Meeting of the Corporation:

                              BOARD OF DIRECTORS

                                        POST OFFICE
          NAME                     RESIDENCE ADDRESS

          Barnett Chernow          282 Hickory Drive
                                   Kennett Square, PA 19348

          Stephen J. Friedman      1185 Park Avenue
                                   New York, NY 10128

          Andrew Kalinowski        147 Cheese Factory Road
                                   Honeoyo Falls, NY 14472

          Mitchell Ray Katcher     119 Haviland Road,
                                   Stamford, CT 06903

          Terry Kendall            826 Oxford Crest
                                   Villanova, PA 19085

          Bernard Levitt           2603 N.W. 13th Street
                                   Delray Beach, FL 33445

          Richard Albert Marin     5 Tudor City Place
                                   New York, NY 10017

          Roger A. Martin          8 Honey Hill Lane
                                   Old Lyme, CT 06371


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
          Myles R. Tashman         298 Pennington-Titusville Road
                                   Pennington, NJ 08534



                                 ARTICLE VII.

          The Annual Meeting of the stockholders of the Corporation shall be held on the First Wednesday in April of each year (or if a legal holiday on the next business day), on such date and at such place and time as the Board shall by resolution prescribe in accordance with the Corporation's By-Laws for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next Annual Meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board, by death, resignation or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken. Upon their election, the directors shall elect a Chairman and such officers of the Corporation as provided for in the By-Laws which the Board shall have the power to take and amend.


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

                                 ARTICLE VIII.

          The duration of the corporate existence of the Corporation shall be perpetual.

                                  ARTICLE IX.

          The total number of shares of stock which the Corporation shall have authority to issue is 206,000, consisting of 6,000 shares of preferred stock, having a par value of $5,000 per share, and 200,000 shares of common stock, having a par value of $10.00 per share. The issuance of any authorized but unissued capital stock shall be subject to the approval of the Superintendent of Insurance of the State of New York (the "Superintendent")

                                    PART I

                      SERIES A REDEEMABLE PREFERRED STOCK

                    Section 1.  Designation and Number of Shares.

                         This series of Preferred Stock shall be designated
                 the "Series A Redeemable Preferred Stock" (the "Series A Preferred Stock"). The number of authorized shares of Series A Preferred Stock shall be 6,000.

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

                    Section 2.  Rank.

                         The Series A Preferred Stock shall, as to the
                 distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (i) prior to the common stock of the Corporation, par value $10.00 per share (the "Common Stock"), and any other capital stock of the Corporation (other than any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock (the "Parity Securities").

                    Section 3.  Dividends.

                         (a) The holders of the Series A Preferred Stock shall
                 be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cash dividends in an amount equal to the Applicable Dividend Rate (as defined in Section 3(b) below) multiplied by the Redemption Price (as defined in Section 4(a) below). Such dividends shall be payable quarterly on the last Business Day (as defined in Section 3(b) below) of March, June, September, and December of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the last Business Day of the calendar quarter in which the Series A Preferred Stock is issued. Each such dividend shall be payable to holders of record of shares of Series A Preferred Stock, as they appear on the stock record books of the Corporation at the close of business on the record date for such dividend, which record date shall be fixed by the Board and shall be not more than 60 days nor less than 10 days prior to the Quarterly Dividend Payment Date for such dividend. Such dividends shall begin to accrue and be cumulative from the date on which the first shares of Series A Preferred Stock are issued, whether or not there shall be funds legally available for the payment thereof and whether or not the Board shall have declared such dividends; provided the maximum accumulated unpaid dividends upon the preferred shares shall be limited to an amount equal to the unpaid dividends upon the preferred shares for the preceding twelve calendar quarters to the extent such accumulated dividends remain unpaid for the preceding twelve calendar quarters.

                         (b) For purposes of this Section 3, the term
                 "Applicable Dividend Rate" shall mean a percentage not to exceed the sum of (i) 1.5% and (ii) the highest "Prime Rate" as published under the "Money Rates" subsection in The Wall Street Journal on the Quarterly Dividend Payment Date for the immediately preceding quarterly period (whether or not a dividend was actually declared and paid for such period); provided, however, the Applicable Dividend Rate shall not exceed a rate equal to the maximum rate of interest provided in section 5-501 of the New York

                 General Obligations Law, in
                 effect at the time the shares of Series A Preferred Stock are offered for sale. For purposes of this Section 3, the term "Business Day" shall mean a day on which the New York Stock Exchange is open for trading.

                         (c) When dividends are not paid in full upon the
                 Series A Preferred Stock, any dividends declared or paid upon shares of Series A Preferred Stock and any Parity Securities shall be declared or paid, as the case may be, pro rata so that the amounts of dividends declared or paid, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any Parity Securities which may be in arrears.

                         (d) Unless full cumulative dividends have been or
                 contemporaneously are declared by the

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
                 Board and paid or
                 declared and a sum set apart sufficient for such payment by the Corporation on the Series A Preferred Stock for all quarterly periods ending on or prior to the date of payment of dividends on any Junior Securities, subject to the maximum accumulation of unpaid dividends provided above, no dividends shall be declared or paid or sum set apart for such payment or any other distribution made on or with respect to such Junior Securities for any period, other than dividends payable or distributions made in shares of Junior Securities.

                         (e) Unless full cumulative dividends have been or
                 contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for payment by the Corporation on the Series A Preferred Stock for all quarterly periods ending on or prior to the date of any event described in clause (i) or (ii) of this Section 3(e), subject to the maximum accumulation of unpaid dividends provided above, the Corporation shall not, and shall not permit any subsidiary thereof to, (i) redeem, purchase, retire or otherwise acquire for any consideration any shares of Series A Preferred

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
                 Stock,
                 unless (A) all shares of Series A Preferred Stock outstanding shall be redeemed, repurchased, retired or otherwise acquired or (B) the shares of Series A Preferred Stock are redeemed, purchased, retired or otherwise acquired pro rata from among the holders of the shares then outstanding or (ii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (i) in the case of Junior Securities, redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities or (ii) in the case of Parity Securities, pro rata redemptions, purchases, retirements or acquisitions so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series A Preferred Stock and such other Parity

                 Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.

                    Section 4.  Redemption.

                         (a) Subject to the approval of the Superintendent,
                 upon prior application therefor by the Corporation, to the extent the Corporation shall have funds legally available therefor, the Corporation may redeem at its option the Series A Preferred Stock in cash, at the option of the Corporation, at any time or from time to time, in whole or in part, at a redemption price in cash of $5,000 per share (the "Redemption Price"), together with accrued and unpaid dividends thereon (whether or not declared) through the date fixed by the Corporation for redemption (the "Redemption Date"), subject to the maximum accumulation of unpaid dividends provided above, without interest.

                         (b) At least 30 days but not more than 60 days prior
                 to the Redemption Date, a written
                 notice of such redemption
                 (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each holder of record of shares of Series A Preferred Stock. The Redemption Notice shall be sent to such holder at such holder's address as shown on the records of the Corporation and shall state: (i) the Redemption Date;
                 (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the Redemption Price; and (iv) the place or places where such holder is to surrender the certificate or certificates for such holder's shares to the Corporation.

                         (c) On or after the Redemption Date, each holder of
                 shares of the Series A Preferred Stock which have been redeemed shall present and surrender the certificate or certificates for such holder's shares to the Corporation at the place designated in the Redemption Notice and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each

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
                 surrendered certificate shall be canceled. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                         (d) From and after the Redemption Date (unless
                 default shall be made by the Corporation in payment of the Redemption Price), all rights of the holders of the Series A Preferred Stock with respect to shares that have been redeemed shall cease and terminate, except the right to receive the Redemption Price thereof upon the surrender of certificates representing the same, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                    Section 5.  Liquidation.

                         (a) The shares of Series A Preferred Stock shall rank
                 prior to the shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference in the amount per share of Series A Preferred Stock equal to $5,000, plus an amount equal to all accrued and unpaid dividends (whether or not declared) on the shares of Series A Preferred Stock to the date of final distribution, subject to the maximum accumulation of unpaid dividends provided above.

                         (b) If, upon any Liquidation Transaction, the assets
                 or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Series A Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets, surplus funds or proceeds shall be

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
                 distributable among such holders pro rata in accordance with the amounts that would be payable on such shares of Series A Preferred Stock and Parity Securities if all amounts payable thereon were payable in full. In the event of a Liquidating Transaction, the Corporation shall give written notice thereof to the holders of shares of Series A Preferred Stock, by first class mail, postage prepaid, to such holders' respective addresses as shown on the stock books of the Corporation.

                         (c) Neither the consolidation, merger or other
                 business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a Liquidation Transaction.

                    Section 6.  Voting Rights.

                         The holders of shares of Series A Preferred Stock
                 shall not be entitled to any voting rights except as required by law.

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

                                  ARTICLE X.

          Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate then is or was a director, officer or employee of the Corporation or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against expenses, judgments, fines and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified by the laws of the State of New York. The provisions of this paragraph shall not adversely affect any right to indemnification which any person may have under this paragraph as in effect prior to its amendment or apart from the provisions of this paragraph as now, hereafter or formerly in effect.

IN WITNESS WHEREOF, we the undersigned Incorporators, have made and subscribed this Certificate on the date and at the place hereinafter attested.



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

/s/ Barnett Chernow                STATE OF NY         )
-----------------------------                          : ss.:
    Barnett Chernow                COUNTY OF NY        )

                                   On the        day of            ,         ,
                                   before me personally came
                                   Barnett Chernow to me known and known
                                   to me to be the individual incorporator
                                   specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ Mitchell M. Cox
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Stephen J. Friedman            STATE OF New York  )
-----------------------------                          : ss.:
    Stephen J. Friedman            COUNTY OF New York  )

                                   On the 2nd day of February, 1996,
                                   before me personally came
                                   Stephen J. Friedman to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ D. Judith Ledwon
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Andrewq J. Kalinowski          STATE OF New York  )
-----------------------------                          : ss.:
    Andrewq J. Kalinowski          COUNTY OF New York  )

                                   On the 14th day of February, 1996,
                                   before me personally came
                                   Andrewq J. Kalinowski to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ Thomas Perleman
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Mitchell R. Katcher            STATE OF NY         )
-----------------------------                          : ss.:
    Mitchell R. Katcher            COUNTY OF NY        )

                                   On the        day of            ,         ,
                                   before me personally came
                                   Mitchell R. Katcher to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ Mitchell M. Cox
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Stephen J. Friedman            STATE OF New York  )
-----------------------------                          : ss.:
    Stephen J. Friedman            COUNTY OF New York  )

                                   On the 2nd day of February, 1996,
                                   before me personally came
                                   Stephen J. Friedman to me known and known to me to be the individual incorporator specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ D. Judith Ledwon
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Terry L. Kendall               STATE OF NY         )
-----------------------------                          : ss.:
    Terry L. Kendall               COUNTY OF NY        )

                                   On the        day of            ,         ,
                                   before me personally came
                                   Terry L. Kendall to me known and known
                                   to me to be the individual incorporator
                                   specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ Mitchell M. Cox
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Bernard Levitt                 STATE OF Florida   )
-----------------------------                          : ss.:
    Bernard Levitt                 COUNTY OF Palm Beach)

                                   On the 31st day of January, 1996,
                                   before me personally came
                                   Bernard Levitt to me known and known
                                   to me to be the individual incorporator
                                   specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ Louann Reuther
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Richard A. Marin               STATE OF New York  )
-----------------------------                          : ss.:
    Richard A. Marin               COUNTY OF New York )

                                   On the 12th day of February, 1996,
                                   before me personally came
                                   Richard A. Marin to me known and known
                                   to me to be the individual incorporator
                                   specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ Elena M. Surdo
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Roger A. Martin                STATE OF Connecticut)
-----------------------------                          : ss.: Essex
    Roger A. Martin                COUNTY OF Middlesex )

                                   On the 3rd day of February, 1996,
                                   before me personally came
                                   Roger A. Martin to me known and known
                                   to me to be the individual incorporator
                                   specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ A.D. Winslow
                                   -----------------------------
                                   NOTARY PUBLIC

/s/ Myles R. Tashman               STATE OF NY         )
-----------------------------                          : ss.:
    Myles R. Tashman               COUNTY OF NY        )

                                   On the        day of            ,         ,
                                   before me personally came
                                   Myles R. Tashman to me known and known
                                   to me to be the individual incorporator
                                   specified in and who executed the foregoing instrument and acknowledged to me that
                                   (s)he executed the same.


                                   /s/ Mitchell M. Cox
                                   -----------------------------
                                   NOTARY PUBLIC